Cardax Announces Warrant Exchange Offer

HONOLULU, May 2, 2018 /PRNewswire/ — Cardax, Inc. (OTCQB: CDXI) announced today that it has filed a registration statement on Form S-4 with the Securities and Exchange Commission in connection with a one-time offer to allow holders of its $0.625 warrants expiring in February 2019 to exchange those warrants, together with a payment of $0.15 per share, for registered shares of the Company’s common stock. This offer is available to original holders and anyone that acquires these warrants. Any warrants that are not tendered in the exchange offer will remain outstanding in accordance with its terms.

M.M. Dillon & Co. Group LLC is acting as financial advisor and CIM Securities, LLC is acting as solicitation agent for this transaction.

There are 27.7 million common shares underlying the existing $0.625 warrants, and if 50% of the warrant holders participate, net proceeds to the Company would be approximately $1.8 million from this non-dilutive financing.

Cardax plans to use proceeds from this offering for general corporate purposes including its ZanthoSyn® sales and marketing program, which is focused on outreach to healthcare providers and GNC stores. We may also use proceeds from this offering for clinical development.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

The exchange offer will expire 20 business days after the effective date of the registration statement, unless extended by the Company.

The prospectus and transmittal letter will be provided to the warrant holders promptly after the effective date of the registration statement. The registration statement that was filed with the Securities and Exchange Commission is available at www.sec.gov. Offering materials also may be obtained from the Company, upon request to Cardax at 2800 Woodlawn Drive, Suite 129, Honolulu, Hawaii 96822.

No offer to buy the securities can be accepted and no part of the purchase price can be received until the registration statement has become effective, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance given after the effective date.

For questions, warrant holders should contact Cardax or CIM Securities, LLC:

Cardax, Inc.	CIM Securities, LLC
Investor Relations	Andrew Daniels, Managing Director
investors@cardaxpharma.com	Andrew.Daniels@brooklinecm.com
808-457-1400	646-603-6717

About Cardax

Cardax devotes substantially all of its efforts to developing and commercializing dietary supplements and pharmaceuticals. Cardax is initially focusing on astaxanthin, which is a powerful and safe naturally occurring anti-inflammatory that supports health and longevity.* The safety and efficacy of Cardax’s products have not been directly evaluated in clinical trials or confirmed by the FDA.

About ZanthoSyn®

ZanthoSyn® is a physician recommended anti-inflammatory supplement for health and longevity that features astaxanthin with optimal absorption and purity.* ZanthoSyn® is sold online and in GNC stores. ZanthoSyn® contains astaxanthin, which is Generally Recognized as Safe (GRAS) according to FDA regulations.

About Astaxanthin

Astaxanthin is a clinically studied compound with safe anti-inflammatory activity that supports joint health, cardiovascular health, metabolic health, liver health, and longevity.*

Media and Investors

Janice Kam

1-808-457-1400

press@cardaxpharma.com

Safe Harbor

This release may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of our company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation, the risks discussed from time to time in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

* These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease.